EXHIBIT 99.1
                                                                    ------------

COMVERSE TECHNOLOGY UPDATES PREVIOUSLY ANNOUNCED ACCOUNTING RESTATEMENT PROCESS Monday November 5, 7:00 am ET
CONFERENCE CALL TO BE HELD MONDAY NOVEMBER 5, 8:30AM EST


NEW YORK--Comverse Technology, Inc. (Pink Sheets: CMVT.PK - News) today announced that its previously stated expectation to become current in its financial reports by the end of its fiscal year 2007, ending January 31, 2008, is likely to be delayed as a result of an evaluation of its recognition of revenue based on the application of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended and interpreted, specifically relating to vendor specific objective evidence ("VSOE"). Any accounting errors identified as a result of this evaluation are only expected to impact the timing of revenue recognized and not to call into question the validity of the underlying transactions or revenue. Consequently, the company believes that its aggregate revenue, inclusive of deferrals, will not be impacted by any restatements caused by this issue. Until the SOP 97-2 evaluation is complete, the company may not be in a position to provide revenue and other income statement information to investors.

Andre Dahan, President and Chief Executive Officer, Comverse Technology, Inc., said, "The accounting issues related to the application of VSOE include the evaluation of very complex software revenue recognition standards, and the timing and recognition of maintenance revenue, which we are committed to getting right. This area of review arose in connection with the audit of our fiscal 2006 statements, and is not associated with the investigations led by the Special Committee of our Board of Directors, which are substantially complete. Any restatements resulting from this review is not a reflection on our business, but an indication of our commitment to address any potential accounting issues, correct them, and put them definitively behind us. We remain very optimistic about the strength of our business and its prospects. We are strong financially, hold leadership positions in our major markets, and deliver high value products and solutions to our customers. We remain focused on delivering value to our customers, and committed to our objective to build and deliver a new Framework for Profitable Growth at the company."

The SOP 97-2 VSOE related concerns arose in connection with the audit of the company's financial statements for fiscal year 2006 (ended January 31, 2007) by the company's independent registered public accounting firm. Such evaluation is not part of the investigations conducted by the Special Committee of the company's Board of Directors. Included in this evaluation is a determination of VSOE of fair value for the various elements of the company's bundled hardware and software solutions and associated services for earlier years as well.

The company cautions that its previously issued financial statements and the revenue and selected consolidated financial items disclosed in its press releases issued on March 22, 2007, June 11, 2007 and September 10, 2007, should no longer be relied upon. The company believes that its aggregate revenue, inclusive of deferrals, will not be impacted by any restatements caused by this issue. It is not presently known if the accounting review will identify additional or different issues that could further impact the company's financial statements or if the impact of these issues would be material.

STATEMENT OF POSITION (SOP) 97-2:

SOFTWARE REVENUE RECOGNITION, VENDOR SPECIFIC OBJECTIVE EVIDENCE (VSOE)

In general, the presence of VSOE permits revenue to be allocated among, and recognized upon the delivery of the contractual arrangement's various elements. Most of the company's sales transactions are generated from complex contractual arrangements with multiple elements requiring significant analysis with respect to the facts surrounding the transactions, and accounting analysis under highly technical accounting rules in order to determine the appropriate period in which to record revenue. When a contract involves multiple elements, such as sales of products that include maintenance, the company has allocated the value of the total purchase to each item within the purchase arrangement based on its determination of VSOE. If the company for accounting purposes is unable to determine the fair value of an undelivered element, as defined by VSOE, revenue for the entire arrangement is deferred until all elements have been delivered. Given the customized nature of the company's products and services, and the complexity of its contracts, VSOE can be difficult to establish. For example, many of the company's large customers receive maintenance as part of a sale that also includes product. The company has historically determined that portion of the sale to be classified and deferred as maintenance revenue based on VSOE.

As a result of this evaluation, the company may conclude that insufficient evidence existed to support the company's prior determination that VSOE existed for certain elements of its contracts and would be required to restate its previously reported revenues. Generally, the absence of VSOE will result in the recognition of revenue over longer periods of time. Any determination concerning the absence of VSOE is expected to impact the timing of revenue recognized by the company and not call into question the validity of the underlying transactions or revenue.

CONFERENCE CALL INFORMATION

The company plans to conduct a conference call on Monday, November 5, 2007 at 8:30 AM EST. To listen to the conference call live, dial 800-951-9235 (domestic) or 706-902-3107 (international). Please dial-in at least five minutes before the scheduled start time. A replay of the call will be available at 706-645-9291, ID # 23479679. An archived webcast will be accessible at www.cmvt.com.

ABOUT COMVERSE TECHNOLOGY, INC.

Comverse Technology, Inc. is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total Communication portfolio includes value-added messaging, personalized data and content-based services, converged IP communications solutions, and real-time converged billing solutions. Over 500 communication and content service providers in more than 130 countries use Comverse products to generate revenue, and improve customer loyalty and operational efficiencies.

Other Comverse Technology subsidiaries include: Verint Systems (Pink Sheets:
VRNT.PK - News), a leading provider of analytic software-based actionable intelligence solutions for security and business interaction intelligence; and Ulticom (Pink Sheets: ULCM.PK - News), a leading provider of service essential signaling solutions for wireless, wireline, and Internet communications.

For additional information, visit the Comverse Technology website at www.cmvt.com.

All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that any forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could affect the company include: the results of the investigation of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the company's stock option grant practices and other accounting matters, including errors in revenue recognition, errors in the recording of deferred tax accounts, expense misclassification, the possible misuse of accounting reserves and the understatement of backlog; the impact of any restatement of financial statements of the company or other actions that may be taken or required as a result of such investigation or as result of the company's VSOE evaluation; the company's inability to file reports with the Securities and Exchange Commission; the effects of the delisting of the company's Common Stock from NASDAQ and the quotation of the company's Common Stock in the "Pink Sheets," including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; risks relating to the company's ability to relist its Common Stock on NASDAQ; risks relating to alleged defaults under the company's ZYPS indentures, including acceleration of repayment; risks of litigation (including the pending securities class action and derivative lawsuits) and of governmental investigations or proceedings arising out of or related to the company's stock option practices or any other accounting irregularities or any restatement of the financial statements of the company, including the direct and indirect costs of such investigations and restatement; risks related to Verint Systems Inc's. merger with Witness Systems, Inc., including risks associated with integrating the businesses and employees of Witness; risks associated with integrating the businesses and employees of the Global Software Services division acquired from CSG Systems International, Netcentrex S.A. and Netonomy, Inc.; changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the company or its competition; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; aggressive competition may force the company to reduce prices; a failure to compensate any decrease in the sale of the company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; the risk of declines in information technology spending; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. The company undertakes no commitment to update or revise forward-looking statements except as required by law.


Contact:
Comverse Technology, Inc.
Paul D. Baker, 212-739-1060
paul.baker@cmvt.com